                                                                  EXHIBIT 10.4.2




                              AMENDED AND RESTATED
                                 LOAN AGREEMENT


                                    between


                           TOM L. WARD, an individual


                                      and


                       CHESAPEAKE ENERGY MARKETING, INC.





                                 July 13, 1998

                               TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
1.               Loan Amount and Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.               Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                          2.1     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                          2.2     Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                          2.3     No Readvances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

3.               Collateral Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                          3.1     Initial Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          3.2     Additional Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          3.3     Security Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

4.               Conditions of Lending  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          4.1     Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          4.2     No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          4.3     No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          4.4     Initial Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                          4.5     Subsequent Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

5.               Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                          5.1     Capacity and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                          5.2     Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

6.               Covenants of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                          6.1     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                          6.2     Collateral Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                          6.3     Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

7.               Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                          7.1     Nonpayment of Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          7.2     Other Nonpayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          7.3     Breach of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          7.4     Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          7.5     Insolvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          7.6     Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          7.7     Receivership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                          7.8     Judgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

8.               Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          8.1     Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          8.2     Acceleration of Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                          8.3     Selective Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          8.4     Waiver of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

9.               Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          9.1     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                          9.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          9.3     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          9.4     Construction and Venue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          9.5     No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                          9.6     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Schedule "A" - Promissory Note
Schedule "B" - Initial Collateral
Schedule "C" - Security Agreement

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT


                 THIS AGREEMENT is entered into effective this 13th day of July, 1998, between TOM L. WARD, an individual (the "Borrower"), and CHESAPEAKE ENERGY MARKETING, INC., an Oklahoma corporation (the "Lender"), and amends and restates in its entirety that certain Loan Agreement dated July 7, 1998 between the Borrower and the Lender.


                             W I T N E S S E T H :

1. Loan Amount and Purpose. Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower such amounts as the Borrower may from time to time request prior to June 1, 1999, but not to exceed principal advances in the aggregate amount of Five Million Dollars ($5,000,000.00). The loan proceeds will be used solely to reduce the principal balances of existing loans to the Borrower from various margin lenders, including prepayments, scheduled repayments and margin calls by such lenders.

2. Note. The loans to be made hereunder will be evidenced by the Promissory Note (the "Note") in the form of Schedule "A" attached hereto as a part hereof and payable on the following terms:

                 2.1 Interest. Except as otherwise provided in the Note, the unpaid principal balance of the Note will bear interest at the per annum rate equal to nine percent (9%). Interest will be payable quarterly throughout the loan term commencing on September 30, 1998, and on the last day of each successive December, March, June and September thereafter until the Note is paid in full. All interest will be computed at a per diem charge for the actual number of days elapsed on the basis of a year consisting of three hundred sixty-five (365) days.

                 2.2 Payments. Each payment on the Note will be applied first to any obligations of the Borrower to the Lender other than principal and interest, then to accrued unpaid interest and the remainder to the principal balance of the Note. The entire unpaid principal balance of the Note, together with all accrued and unpaid interest thereon, will be due and payable on demand or on December 31, 1998 if no demand for payment is made on or prior to such date.

                 2.3 No Readvances. It is understood that the Note is not a revolving note and that on any prepayment of principal, such prepaid amount will not be readvanced.

3. Collateral Security. Payment of the Note will be secured by a first lien on and security interest in the following collateral security (the "Collateral"):

                 3.1 Initial Collateral. The property described at Schedule "B" attached hereto (the "Initial Collateral"), provided the Initial Collateral will have a value of no less than $6,000,000.

                 3.2 Additional Collateral. Additional property satisfactory to the Lender's loan committee.

                 3.3 Security Agreement. The Collateral will be subject to a Security Agreement in the form of Schedule "C" attached hereto as a part hereof (the "Security Agreement").

4. Conditions of Lending. The obligation of the Lender to perform this Agreement and to make the initial or any subsequent advance under the Note is subject to the following conditions precedent:

                 4.1 Loan Documents. This Agreement, the Note, the Security Agreement, financing statements, stock powers and related documents and all extensions, amendments and modifications thereof (collectively the "Loan Documents") will have been duly executed, acknowledged (where appropriate) by all parties thereto and delivered to the Lender, all in form and substance satisfactory to the Lender.

                 4.2 No Violation. The advance shall not cause the Lender to be in violation of any law, rule or regulation applicable to the Lender.

                 4.3 No Default. There will have occurred and be continuing no event of default as of the date of this Agreement or the date of any advances under the Note.

                 4.4 Initial Advance. An initial advance under the Note in the principal amount of $3,000,000 has been made on satisfaction of the foregoing conditions and perfection of the Lender's first priority security interest in the Initial Collateral.

                 4.5 Subsequent Advances. Subsequent advances (in the maximum aggregate amount of $2,000,000) will be made under the Note on satisfaction of the foregoing conditions and creation and perfection of a first priority security interest in favor of the Lender in Collateral satisfactory to the Lender's loan committee and compliance with the provisions of
                          Section 6.2.

5. Representations and Warranties. In order to induce the Lender to enter into and perform the Loan Documents, the Borrower represents and warrants to the Lender as follows:

                 5.1 Capacity and Power. The Borrower has adequate capacity, power and legal right to enter into, execute, deliver and perform the terms of the Loan Documents, to borrow money, to give security for borrowings and to consummate the transactions contemplated by the Loan Documents. The execution, delivery and performance of the Loan Documents by the Borrower will not violate any law, regulation, rule or any other agreement or instrument binding on the Borrower or the Collateral.

                 5.2 Full Disclosure. Neither this Agreement nor any statement or document referred to herein or delivered to the Lender by the Borrower or any other party on behalf of the Borrower contains any material untrue statement or omits to state a material fact necessary to make the statements herein or therein not misleading.

6. Covenants of the Borrower. Until the expiration of the Lender's obligation to advance funds under this Agreement and payment in full of the Note,

                 6.1 Financial Statements. The Borrower will furnish the Borrower's financial statements to the Lender on a quarterly basis, within thirty (30) days after the end of each calendar quarter, commencing with the calendar quarter ending June 30, 1998 and such additional financial statements as the Lender might reasonably request.

                 6.2 Collateral Ratio. Upon any advance under the Note, the ratio of the value of the Collateral, as reasonably determined by the Lender, to the outstanding principal then owing under the Note after any such advance will be 1.5 to 1 and will satisfy the margin lending requirements of Regulation U.

                 6.3 Mandatory Prepayments. The Borrower will promptly apply any cash proceeds, distributions or principal payments (other than scheduled dividends or interest payments) received in respect of the Collateral as prepayments of the principal amount owing under the Note.

7. Default. The Lender may terminate all of the Lender's obligations under the Loan Documents and may declare the Note and all other indebtedness and obligations of the Borrower owing to the Lender to be due and payable if any of the following events of default occur and have not been cured or waived by the Lender:

                 7.1 Nonpayment of Note. Default in payment when due of any interest on or principal of the Note; or

                 7.2 Other Nonpayment. Default in the payment of any amount payable to the Lender under the terms of the Loan Documents or any agreement in connection therewith; or

                 7.3 Breach of Agreement. Default in the performance or observance of any covenant contained in the Loan Documents, any other agreement between the Borrower and the Lender or under the terms of any other instrument delivered to the Lender in connection with this Agreement; or

                 7.4 Representations and Warranties. Any representation, statement, certificate, schedule or report made or furnished to the Lender on behalf of the Borrower proves to be false or erroneous in any material respect or any warranty ceases to be complied with in any material respect; or

                 7.5 Insolvency. The Borrower admits the inability to pay the Borrower's debts as such debts mature; or

                 7.6 Bankruptcy. The institution of bankruptcy, reorganization, readjustment of debt, liquidation or receivership proceedings by or against the Borrower under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing; or

                 7.7 Receivership. The appointment of a receiver or trustee for the Borrower or for any substantial part of the Collateral; or

                 7.8 Judgment. Entry by any court of a final judgment against the Borrower or an attachment of any part of the Collateral by any means, including, without limitation, levy, distraint, replevin or self-help, which is not discharged or stayed within ten (10) days thereof.

8. Remedies. On demand, or on the occurrence of an event of default the Lender may, at the Lender's option:

                 8.1 Termination. Terminate the Lender's obligations hereunder, including the obligation to make any advances under the Note.

                 8.2 Acceleration of Note. Declare the Note and all sums due pursuant to the Loan Documents to be immediately due and payable, whereupon the same will become forthwith due and payable, and the Lender will be entitled to proceed to selectively and successively enforce the Lender's rights under the Loan Documents or any other instruments delivered to the Lender in connection with the Loan Documents; provided that if any event of default specified in Sections 7.5, 7.6 or 7.7 shall occur, all amounts owing under the Loan Documents, including the Note, shall thereafter become due and payable concurrently therewith, and the Lender's obligations hereunder shall automatically terminate, without presentment, demand, protest, notice of default, notice of acceleration or intention to accelerate or other notice of any kind, all of which the Borrower hereby expressly waives.

                 8.3 Selective Enforcement. In the event the Lender elects to selectively and successively enforce the Lender's rights under any one or more of the instruments securing payment of the indebtedness evidenced by the Note, such action will not be deemed a waiver or discharge of any other lien or encumbrance securing payment of any of the indebtedness evidenced by the Note until such time as the Lender has been paid in full all sums advanced by the Lender plus all accrued interest thereon.

                 8.4 Waiver of Default. The Lender may, by an instrument or instruments in writing, signed by the Lender, waive any default which has occurred and any of the consequences of such default, and, in such event, the Lender and the Borrower will be restored to their respective former positions, rights and obligations hereunder. Any default so waived will, for all purposes of this Agreement, be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other default or impair any consequence of such subsequent or other default.

9.               Miscellaneous.  It is further agreed as follows:

                 9.1 Expenses. All reasonable out-of-pocket expenses incurred by the Lender in connection with the enforcement of the Loan Documents including, without limitation, reasonable attorneys' fees, will be paid by the Borrower. In addition, the Borrower will pay all recording fees and all other costs and fees incurred in connection with the loan or the Loan Documents.

                 9.2 Notices. All notices, requests and demands will be served by hand delivery, telefacsimile or by registered or certified mail, with return receipt requested, as follows:

                          To the Borrower:     Mr. Tom L. Ward
                                               6100 North Western
                                               Oklahoma City, Oklahoma  73118
                                               Fax No. (405) 848-8588

                          To the Lender:       Chesapeake Energy Marketing, Inc.
                                               6100 North Western
                                               Oklahoma City, Oklahoma  73118
                                               Attention:  Mr. Marcus C. Rowland
                                               Fax No. (405) 879-9580
                          or at such other address as either party designates for such purpose in a written notice to the other party. Notice will be deemed to have been given on the date actually received in the event of personal or telefacsimile delivery or on the date two (2) days after notice is deposited in the mail, properly addressed, postage prepaid.

                 9.3 Severability. In the event any one or more of the provisions contained in any of the Loan Documents is determined to be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction nor will the validity, legality and enforceability of the remaining provisions contained in the Loan Documents in any way be affected or impaired thereby.

                 9.4 Construction and Venue. This Agreement and the documents issued hereunder are executed and delivered as an incident to a lending transaction negotiated and to be performed in Oklahoma County, Oklahoma.
                          The Loan Documents are intended to constitute a contract made under the laws of the State of Oklahoma and to be construed in accordance with the internal laws of the State of Oklahoma. The descriptive headings of the paragraphs of this Agreement are for convenience only and are not to be used in the construction of the content of this Agreement. All actions relating to or arising under the Loan Documents will be instituted in the courts of the State of Oklahoma sitting in Oklahoma County, Oklahoma, or the United States District Court for the Western District of Oklahoma, and the Borrower irrevocably and unconditionally waives any objection to the venue in such court and any claim that any action has been brought in an inconvenient forum.

                 9.5 No Waiver. No advance of loan proceeds under the Loan Documents will constitute a waiver of any of the Borrower's representations, warranties, conditions or covenants under the Loan Documents.

                 9.6 Counterparts. This Agreement may be executed via telefacsimile in two or more counterparts and it will not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Each counterpart will be deemed an original, but all counterparts together will constitute one and the same instrument.

                          IN WITNESS WHEREOF, the Borrower and the Lender have
executed this Agreement effective on the date first above written.


                                      /s/ Tom L. Ward
                                      ----------------------------------------
                                      TOM L. WARD, individually

                                      (the "Borrower")


                                      CHESAPEAKE ENERGY MARKETING,
                                      INC., an Oklahoma corporation


                                      By /s/ Marcus C. Rowland
                                        --------------------------------------
                                        Marcus C. Rowland, Vice President
                                        and Chief Financial Officer

                                      (the "Lender")

                                   SCHEDULE A

                                PROMISSORY NOTE


$5,000,000.00                                            Oklahoma City, Oklahoma
                                                                   July 13, 1998


                 FOR VALUE RECEIVED, the undersigned, TOM L. WARD, an individual (the "Borrower"), promises to pay to the order of CHESAPEAKE ENERGY MARKETING, INC., an Oklahoma corporation (the "Lender"), at 6100 North Western, Oklahoma City, Oklahoma 73118 or at such other place as may be designated in writing by the holder of this Note, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00), or so much as may be disbursed hereunder, as follows:

                 Prior to default, the unpaid principal balance of this Note will bear interest at a per annum rate equal to nine percent (9%). Interest will be payable quarterly throughout the loan term commencing on September 30, 1998, and on the last day of each successive December, March, June and September thereafter until this Note is paid in full. All interest will be computed at a per diem charge for the actual number of days elapsed on the basis of a year consisting of three hundred sixty five (365) days.

                 All payments will be applied first to any obligations of the Borrower to the Lender other than principal and interest, then to accrued unpaid interest on this Note and the remainder to the principal balance of this Note. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, will be due and payable on demand or on December 31, 1998 if no demand for payment has been made on or before such date.

                 The Borrower will promptly apply any cash proceeds, distributions or principal payments (other than scheduled dividends or interest payments) received in respect of the Collateral as prepayments of the principal amount owing under the Note.

                 Except as otherwise defined herein all terms defined in the Amended and Restated Loan Agreement of even date herewith between the Borrower and the Lender (the "Loan Agreement") will have the same meanings herein as therein. This Note amends and restates that certain Promissory Note dated July 7, 1998 in the principal amount of $5,000,000.00 made by the Borrower in favor of the Lender, and all Collateral securing such Promissory Note will remain in full force and effect. Any sum not paid when due will bear interest at fifteen percent (15%) per annum and will be paid at the time of and as a condition precedent to the curing of any default under the Loan Documents. During the existence of any such default, the holder of this Note may apply payments received on any amount due hereunder as the holder may determine. The Borrower will have the right to prepay this Note in whole or in part at any time without penalty.

                 Advances and payments hereunder may, at the option of the Lender, be recorded on this Note and shall be prima facie evidence of such advances, payments and unpaid balance of this Note. All advances hereunder shall be made by the Lender in accordance with the terms of the Loan Agreement.

                 The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder or under any instrument securing payment of the same, the Borrower will pay to such holder its reasonable attorneys' fees and all expenses incurred in connection therewith, whether or not an action shall be instituted to enforce this Note.

                 This Note is given by the Borrower and accepted by the holder hereof pursuant to a lending transaction contracted, consummated and to be performed in Oklahoma City, Oklahoma County, Oklahoma, and this Note is to be construed according to the laws of the State of Oklahoma.

                 This Note is issued subject to the terms of the Loan Agreement and is secured by the Loan Documents. On demand or on the breach of any provision of this Note or any provision of the Loan Documents at the option of the holder, the entire unpaid indebtedness evidenced by this Note will become due, payable and collectible then or thereafter as the holder may elect, regardless of the date of maturity of this Note. Notice of the exercise of such option is hereby expressly waived. Failure by the holder to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent default.

                 The failure of the Lender to exercise any of the remedies or options set forth in this Note, or in any instrument securing payment hereof, upon the occurrence of one or more events of default, shall not constitute a waiver of the right to exercise the same or any other remedy at any subsequent time in respect to the same or any other event of default. The acceptance by the Lender of any payment which is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing remedies or options at that time or any subsequent time, or nullify any prior exercise of such remedy or option, without the express consent of the Lender.

                 Time is of the essence of each obligation of the Borrower hereunder.

                 For the purposes of computing interest under this Note, payments of all or any portion of the principal sum owing under this Note will not be deemed to have been made until such principal payments are received by the Lender in collected funds.

                 The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest, demand and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, the modification (whether one or more) of payment hereof, release or substitution of all or part of the security for the payment hereof or release of any party liable for payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.

                 IN WITNESS WHEREOF, the Borrower has executed this instrument effective the date first above written.



                                              --------------------------------
                                              TOM L. WARD, individually

                                              (the "Borrower")

                                   SCHEDULE C

                              AMENDED AND RESTATED
                               SECURITY AGREEMENT


                 THIS AMENDED AND RESTATED SECURITY AGREEMENT is executed effective the 13th day of July, 1998, between TOM L. WARD, an individual (the "Debtor"), TLW INVESTMENTS INC. ("TLW") (the Debtor and TLW are herein collectively referred to as "Pledgor"), each having a notice address at 6100 North Western, Oklahoma City, Oklahoma 73118, and CHESAPEAKE ENERGY MARKETING, INC., an Oklahoma corporation having a notice address at 6100 North Western, Oklahoma City, Oklahoma 73118 (the "Secured Party"). This Agreement amends and restates in its entirety that certain Security Agreement dated July 7, 1998 between the Debtor and the Secured Party, and all collateral security subject to such Security Agreement continues in full force and effect.

                             W I T N E S S E T H :

                 WHEREAS, the Debtor is liable to the Secured Party under that certain Promissory Note of even date herewith in the original face amount of FIVE MILLION DOLLARS ($5,000,000.00) (the "Note") in connection with that certain Amended and Restated Loan Agreement (the "Loan Agreement") of even date herewith between the Debtor and the Secured Party; and

                 WHEREAS, as a material condition precedent to the Secured Party's entering into the Loan Agreement, the Pledgor has agreed to secure payment of the Note and all other obligations of the Debtor to the Secured Party by granting the Secured Party a lien, security interest and pledge covering certain assets of the Pledgor.

                 NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Loan Agreement; (ii) for and in consideration of the premises and the agreements herein contained; and (iii) for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Pledgor hereby agrees with the Secured Party as follows:

1. Definitions. Unless otherwise defined herein, all terms which are defined in the Loan Agreement will have the same meanings herein as therein unless the context otherwise requires, and all terms used herein which are defined in the Oklahoma Uniform Commercial Code ("UCC") will have the same meanings herein unless the context otherwise requires.

2. Security Interest. As collateral security for the Secured Indebtedness, the Pledgor hereby grants to the Secured Party a security interest in, an assignment of, a general lien upon, and a right of set-off against, the following described property (the "Property"):

                 2.1 all of the Pledgor's right, title and interest in and to the financial assets, securities, investment property and other property described at Exhibit A attached hereto, and all certificates representing such property, and all tangible and intangible rights in connection therewith and all accounts, contract rights and general intangibles relating thereto (the "Assets");

                 2.2 any additional assets from time to time delivered to or deposited with the Secured Party as security for the obligations of the Debtor to the Secured Party or otherwise pursuant to the terms of this Agreement; and

                 2.3 all cash, securities, dividends (whether cash, property or stock), preferential, conversion or other rights attaching to the Assets, all distributions or payments in partial or complete liquidation or redemption or as a result of reclassifications, readjustments, reorganizations or changes in the capital structure of the issuer of the Assets and all rights and privileges pertaining thereto and all subscriptions, warrants, options and any other rights issued by the issuer of the Assets or any other person upon or in connection with the Assets and all other proceeds, products, additions to, replacements of, substitutions for and accessions of any and all Property described in this paragraph 2.

3. Secured Indebtedness. The security interest granted hereby in the Property is given to secure the Debtor's payment of: (a) the Note together with interest thereon; (b) any and all other or additional obligations of the Debtor to the Secured Party; (c) all extensions, renewals, amendments, modifications, substitutions and changes in form to the Note; (d) all costs and expenses incurred in connection with the collection of the Note and any other obligations of the Debtor to the Secured Party and enforcement of the Loan Documents and the Secured Party's rights under this Agreement and all other Loan Documents, including attorneys' fees and expenses; (e) all advances made by the Secured Party to protect the security hereof, including advances made for or on account of levies, insurance, repairs, taxes and for maintenance or recovery of the Property, together with interest thereon at the rate specified in the Note; (f) any and all other indebtedness, liabilities and obligations of the Debtor to the Secured Party whether now owing or hereafter incurred; and
(g) performance of the agreements herein set forth (the foregoing items (a) through (g) are collectively referred to herein as the "Secured Indebtedness").

4. Debtors' Representations and Covenants. The Pledgor hereby warrants, represents and agrees as follows:

                 4.1 Principal Place of Business. The Pledgor's principal place of business is 6100 North Western, Oklahoma City, Oklahoma 73118.

                 4.2 Title. The Pledgor has absolute title to the Property free and clear of all liens, encumbrances, negative pledges and security interests except the security interest hereby granted to the Secured Party and such other rights, if any, of the Secured Party, and the Pledgor warrants and will defend the same unto the Secured Party against the claims and demands of all other persons and parties whomsoever.

                 4.3 Transfers. Without the prior written consent of the Secured Party, the Pledgor agrees that the Debtor will not sell, exchange or in any manner dispose of any of the Property or any interest therein nor permit any other lien, encumbrance or security interest to attach thereto except those contemplated herein.

                 4.4 Secured Party's Security Interest. This Agreement creates a valid and binding security interest in the Property securing the Secured Indebtedness. There are no consents required in connection with the grant by the Pledgor of the security interests in the Property. The Pledgor has good right and lawful authority to pledge the Property in the manner hereby done or contemplated. All filings and other actions necessary or appropriate to perfect or protect such security interest will be or have been duly taken. No further or subsequent filing, recording, registration or other public notice of such security interest is necessary in any office or jurisdiction in order to perfect such security interest or to continue, preserve or protect such security interest except for continuation statements.

                 4.5 Inspection. The Secured Party may from time to time, upon request, inspect all of the Pledgor's records concerning any of the Property.

                 4.6 Further Assurances. The Pledgor will from time to time sign, execute, deliver and file, alone or with the Secured Party, any financing statements, stock powers, notices to issuers of securities constituting collateral security, security agreement or other documents; procure any instruments or documents as may be reasonably requested by the Secured Party; and take all further action that may be necessary or desirable, or that the Secured Party may request, to confirm, perfect, preserve and protect the security interests intended to be granted hereby, and in addition, the Pledgor hereby authorizes the Secured Party to execute and deliver on behalf of the Pledgor and file such financing statements, stock powers, security agreements and other documents without the signature of the Pledgor either in the Secured Party's name or in the name of the Pledgor and as agent and attorney-in-fact for the Pledgor. The Pledgor shall do all such additional and further acts or things, give such assurances and execute such documents or instruments as the Secured Party requires to vest more completely in and assure to the Secured Party its rights under the Loan Documents.

                 4.7 Filing Reproductions. At the option of the Secured Party, a carbon, photographic or other reproduction of this Agreement or of a financing statement covering the Property shall be sufficient as a financing statement and may be filed as a financing statement.

                 4.8 Financing Statement Filings; Notifications. The Pledgor will immediately notify the Secured Party of any condition or event that may change the proper location for the filing of any financing statements or other public notice or recordings for the purpose of perfecting a security interest in the Property. Without limiting the generality of the foregoing, the Pledgor will immediately notify the Secured Party of any change in the Pledgor's name or identity. In any notice furnished pursuant to this paragraph 4.8, the Pledgor will expressly state that the notice is required by this Agreement and contains facts that will or may require additional filings of financing statements or other notices for the purpose of continuing perfection of the Secured Party's security interest in the Property.

                 4.9 Possession. Physical possession of the certificates representing or evidencing the Property shall be delivered to and held by Secured Party.

5. Secured Party's Expenditures. If the Pledgor fails to make any expenditure or pay any sum necessary to discharge any lien, encumbrance, levy, security interest or other charge on the Property as required hereby, the Secured Party may but shall not be required to make any expenditure for such purpose or purposes and all sums so expended shall be payable on demand, shall bear interest at the rate specified in the Note and all such sums and interest will additionally be secured hereby. The Pledgor will pay all costs of filing any financing, continuation or termination statements with respect to the security interest granted hereby in the Property.

6. Power of Attorney. The Secured Party is hereby fully authorized and empowered (without the necessity of any further consent or authorization from the Pledgor) and the right is expressly granted to the Secured Party, and the Pledgor hereby constitutes, appoints and makes the Secured Party as the Pledgor's true and lawful attorney-in-fact and agent for the Pledgor and in the Pledgor's name, place and stead with full power of substitution, in the Secured Party's name or the Pledgor's name or otherwise, for Secured Party's sole use and benefit, but at the Pledgor's cost and expense, to exercise, without notice, all or any of the following powers at any time with respect to all or any of the Property after the occurrence of any default under this Agreement or any of the other Loan Documents which has not been timely cured: (a) all voting rights, all other corporate rights and all conversion, exchange, subscription or other rights pertaining to the Property, whether or not the Property has been registered in the Secured Party's name and this Agreement will constitute the Pledgor's proxy to the Secured Party for such purpose; (b) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due by virtue thereof and otherwise deal with proceeds; (c) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Secured Party in connection therewith; (d) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;
(e) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof as fully and effectively as if the Secured Party were the absolute owner thereof; and (f) to extend the time of payment of any or all thereof and to grant waivers and make any allowance or other adjustment with reference thereto; provided, however, the Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any Property.

7. Default; Remedies. On the occurrence of any event of default under any of the Loan Documents or if the Pledgor fails to keep, observe, comply with and perform all of the obligations and undertakings under this Agreement or any of the other Loan Documents or fails to pay any principal or interest on the Note when due, then, and in any such event, the Secured Party may, at its option and without notice to any party, declare all or any portion of the Secured Indebtedness to be immediately due and payable and may proceed to enforce payment of the same, to exercise any or all rights and remedies provided herein, in the other Loan Documents, and by the UCC and otherwise available at law or in equity. All remedies hereunder are cumulative, and any indulgence or waiver by the Secured Party shall not be construed as an abandonment of any other right hereunder or of the power to enforce the same or another right at a later time. Whether the Secured Party elects to exercise any other rights or remedies under this Agreement or applicable law, the Secured Party will be entitled to have a receiver appointed to take possession of the Property without notice, which notice the Pledgor hereby waives, notwithstanding anything contained in this Agreement or any law heretofore or hereafter enacted.

8. Secured Party's Duties. The powers conferred upon the Secured Party by this Agreement are solely to protect its interest in the Property and will not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any of the Property or the Secured Indebtedness, or to take any steps necessary to preserve any rights against prior parties. The Secured Party shall not be liable for failure to collect or realize upon any or all of the Secured Indebtedness or Property, or for any delay in so doing, nor shall the Secured Party be under any duty to take any action whatsoever with regard thereto.

9. Continuing Agreement. This is a continuing Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of the Secured Party hereunder shall continue to exist until all of the Secured Indebtedness is paid in full as the same becomes due and payable and until the Secured Party, upon request of the Pledgor, has executed a written termination statement, reassigned to the Pledgor, without recourse, the Property and all rights conveyed hereby and returned possession of any Property in the Secured Party's possession to the Pledgor.

10. Preservation of Liability. Neither this Agreement nor the exercise by the Secured Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving any person liable on the Secured Indebtedness from liability on the Secured Indebtedness and for any deficiency thereon.

11. Waivers. It is the intention of the Pledgor and Secured Party that the validity of this Security Agreement shall not be impaired by any defenses given to sureties or guarantors at law or in equity or by virtue of the fact that the Note was executed by the Debtor rather than each Pledgor. Nonexercise by the Secured Party of any right or remedy of the Secured Party provided in the Note, Loan Agreement or other Loan Documents shall in no manner affect the validity or enforceability of this Agreement or give any Pledgor any recourse against the Secured Party.

                 11.1 Certain Actions. Each Pledgor agrees that from time to time, without affecting the Pledgor's obligations hereunder or the Secured Party's rights in the Property, and without giving notice to or obtaining the consent of any Pledgor, and without liability on the Secured Party's part, the Secured Party may, at its option, (i) extend the time for payment of the Note or any interest thereon, (ii) release anyone liable under the Loan Agreement or Note; (iii) renew, rearrange, consolidate or modify the Note; (iv) take or release any security or additional security for the Note or Loan Agreement; (v) increase or decrease the rate of interest payable on the Note; or (vi) grant any other leniencies, indulgences, or compromises under the Loan Agreement or Note as the Secured Party may deem appropriate or desirable.

                 11.2 Certain Defenses. Each Pledgor hereby waives diligence, presentment, demand, notice of demand, notice of nonpayment or dishonor, protest, notice of protest and all other notices of any kind whatsoever as to the Note, or any renewal, extension, rearrangement, consolidation or modification thereof. Each Pledgor agrees that it shall not be necessary for the Secured Party, in order to enforce this Agreement, first,
(i) to exhaust its remedies against the Debtor, any guarantor or others liable on the obligations evidenced by the Note; or (ii) to enforce the Secured Party's rights in any other security given to secure the Note. Each Pledgor further waives, to the fullest extent permitted by law, (i) all defenses given to sureties or guarantors at law or in equity other than the actual payment of the sums evidenced by the Note and secured by this Agreement and the performance of the other covenants and agreements contained herein and (ii) any defense it may have to any liability hereunder based on any asserted lack of diligence, delay in prosecuting any action with regard to the Note, or any impairment of any other security for payment of the Note.

                 11.3 Additional Waivers. The validity of this Agreement as to the indebtedness secured by the Note shall not be affected in any manner whatsoever on account of any or all of the following: (i) incapacity, death, disability, dissolution or termination of any person or entity; (ii) the failure of the Secured Party to file or enforce a claim against the estate (either in administration, bankruptcy or other proceedings) of the Debtor, any Pledgor or any other person or entity; (iii) any defenses, setoffs or counterclaims which may be available to the Debtor or any other person or entity; (iv) any modifications, extensions, amendments, consents, releases or waivers with respect to the Note or any other instrument now or hereafter securing the payment of the Note, or any guaranty of the Note; (v) any failure of the Secured Party to give any notice to any Pledgor of any default under any other instrument securing payment of the Note; or (vi) any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, the Debtor, its property or its estate in bankruptcy resulting from the operation of any present or future federal or state statute relating to bankruptcy or insolvency or from the decision of any court relating thereto. The Secured Party shall not be required to pursue any other remedies before invoking the benefits of this Agreement and, specifically, it shall not be required to exhaust its remedies against the Debtor or any guarantor or surety or to proceed against any other security now or hereafter existing for the payment of any of the indebtedness evidenced by the Note. The Secured Party may exercise its rights hereunder without bringing a separate action against the Debtor.

12. Notices. Any notice or demand under this Agreement or in connection with this Agreement may be given at the addresses set forth in the initial paragraph of this Agreement or by telefacsimile, but actual notice, however given or received, will always be effective.

13. Successors and Assigns. The covenants and agreements herein contained by or on behalf of the Pledgor shall bind the Pledgor, and the Pledgor's legal representatives, successors and assigns and shall inure to the benefit of the Secured Party and the Secured Party's successors and assigns.

14. Invalidity. If any provision hereof shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof.

15. Construction. This Agreement will be governed by and construed in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed entirely within the State of Oklahoma.

                         IN WITNESS WHEREOF, this Agreement is executed
effective the date first above written.



                                        --------------------------------------
                                        TOM L. WARD, individually

                                        TLW INVESTMENTS INC., an Oklahoma
                                        corporation


                                        By:
                                           -----------------------------------
                                           Tom L. Ward, President

                                        (the "Pledgor")